Exhibit 5.1

December 12, 2017

Owens & Minor, Inc.

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

Ladies and Gentlemen:

We have acted as counsel to Owens & Minor Inc., a Virginia corporation (the “Company”), and the subsidiaries of the Company listed on Schedule I hereto (the “Subsidiaries”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Subsidiaries with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) debt securities of the Company and/or one or more of the Subsidiaries (in such capacity, a “Debt Securities Issuer”), which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (ii) guarantees by the Company (in such capacity, the “Parent Guarantor”) and/or the Subsidiaries (collectively in such capacity, the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”) to be issued in connection with the Debt Securities (the “Guarantees”); (iii) shares of common stock of the Company, par value $2.00 per share (the “Common Stock”); (iv) shares of preferred stock of the Company, par value $100.00 per share (the “Preferred Stock”); (v) depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”) representing interests in a number of shares of Preferred Stock of the Company, or a fraction thereof; (vi) contracts for the purchase and sale of Common Stock (the “Purchase Contracts”); (vii) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of the foregoing (the “Warrants”); and (viii) units consisting of one or more of the foregoing Securities (as defined below) in any combination (the “Units”). The Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares and related Depositary Receipts, the Purchase Contracts, the Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act in an indeterminate amount.

The Debt Securities of the Company and the Guarantees thereof, if any, will be issued under supplemental indentures or officers’ certificates (the “Company Supplemental Indentures”) among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), to the indenture among the Company, the Subsidiary Guarantors and the Trustee (the “Company Base Indenture” and, as amended and supplemented by the Company Supplemental Indentures, the “Company Indenture”).

The Debt Securities of the Subsidiaries and the Guarantees thereof, if any, will be issued under supplemental indentures or officers’ certificates (the “Subsidiary Supplemental Indentures”) among the Subsidiaries, the Parent Guarantor and the Trustee, to the indenture among the Subsidiaries, the Parent Guarantor and the Trustee (the “Subsidiary Base Indenture” and, as amended and supplemented by the Subsidiary Supplemental Indentures, the “Subsidiary Indenture” and together with the Company Indenture, the “Indentures”).

The Depositary Shares and related Depositary Receipts, if any, will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a depositary as shall be named therein (the “Depositary”).

The Purchase Contracts, if any, will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and such purchase contract agent as shall be named therein.

The Warrants, if any, will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into among the Company, any applicable Subsidiaries, in the case of Warrants relating to Debt Securities, and such warrant agent as shall be named therein.

The Units, if any, will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into among the Company, any applicable Subsidiaries, in the case of Units relating to Debt Securities, and such unit agent as shall be named therein. The Indentures, Deposit Agreements, Purchase Contract Agreements, Warrant Agreements and Unit Agreements are hereinafter collectively referred to as the “Securities Agreements.”

We have examined the Registration Statement, the Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company, and the forms of the Indentures (including the forms of Debt Securities and any Guarantees thereof set forth therein), each of which has been filed with the Commission or incorporated by reference as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiaries and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of all parties thereto other than the Company and the Subsidiaries. We have also assumed that, with respect to the issuance of any shares of Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery of each of the applicable Securities Agreements and Securities, (1) the Company and each of the Subsidiaries, as applicable, is validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company and each of the Subsidiaries, as applicable, in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance by the Company and each of the Subsidiaries, as applicable, of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York) and (3) the execution, delivery, issuance and performance by the Company and each of the Subsidiaries, as applicable, of such Securities Agreement and such Securities will not constitute a breach or default under any agreement or instrument which is binding upon the Company or any of the Subsidiaries.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to any Debt Securities issued by any Debt Securities Issuer, assuming (a) the taking of all necessary corporate or limited liability company action, as applicable, by the board of directors or equivalent governing body of such Debt Securities Issuer or a duly constituted and acting committee of such board of directors or equivalent governing body or duly authorized officers of such Debt Securities Issuer (such board of directors or equivalent governing body, committee or authorized officers being referred to herein as the “Debt Authorizing Party”) to authorize and approve the issuance and terms of such Debt Securities and the terms of the offering thereof and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Debt Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of such Debt Securities Issuer enforceable against such Debt Securities Issuer in accordance with their terms.

2. With respect to the Guarantees issued by any Guarantor, assuming (a) the taking of all necessary corporate or limited liability company action, as applicable, by the board of directors or equivalent governing body of such Guarantor or a duly constituted and acting committee of such board of directors or equivalent governing body or duly authorized officers of such Guarantor (such board of directors or equivalent governing body, committee or authorized officers being referred to herein as the “Guarantor Authorizing Party”) to authorize and approve the issuance and terms of the Guarantees and the terms of the offering thereof, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Guarantor Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of such Guarantor enforceable against such Guarantor in accordance with their terms.

3. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the board of directors of the Company or a duly constituted and acting committee thereof (such board of directors or committee thereof being referred to herein as the “Company Board”) to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof, (b) such Preferred Stock is validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Board and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the depositary receipts evidencing the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

4. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Company Board to authorize and approve the issuance and terms of the Purchase Contracts and the terms of the offering thereof, the execution and delivery of the related Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Board and otherwise in accordance with the provisions of such agreement and the applicable definitive Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Warrants, assuming (a) the taking of all necessary corporate or limited liability company action, as applicable, by the Company Board or, in the case of Warrants relating to Debt Securities, any applicable Debt Authorizing Party, to authorize and approve the issuance and terms of the Warrants and the terms of the offering thereof and (b) the due execution, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Board or, in the case of Warrants relating to Debt Securities, any applicable Debt Authorizing Party, and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company or any applicable Subsidiary enforceable against the Company or any such Subsidiary in accordance with their terms.

6. With respect to the Units, assuming (a) the taking of all necessary corporate action by the Company Board to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the subject of the Units, the issuance and terms of the Units and the terms of the offering thereof, (b) the Common Stock and Preferred Stock that are components of any Units are validly issued, fully paid and nonassessable and (c) the due execution, authentication, issuance and delivery, as applicable, of the Securities that are the subject of the Units, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Board and otherwise in accordance with the provisions of such agreement and the applicable definitive Securities Agreements, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1 through 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 1.11 of each of the Indentures relating to the separability of provisions of the Indentures.

In rendering the opinions set forth in paragraphs 1 through 6 above, we have assumed that under the law of any country in whose currency (or whose currency is a component currency of a composite currency in which) any Debt Securities are denominated or payable, if other than in U.S. dollars, or of any other governmental authority having jurisdiction over any such currency, (A) no consent, approval, authorization qualification or order of, or filing or registration with, any governmental agency or body or court of such country is required for the issuance or sale of the Debt Securities by the Company or the Guarantees by the Guarantors and (B) the issuance or sale of the Debt Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court of such country. We note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court in New York may award judgment in U.S. dollars, provided that we express no opinion as to the rate of exchange such court would apply.

We do not express any opinion herein concerning any law other than the law of the State of New York.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Name	State of incorporation or organization
Owens & Minor Distribution, Inc.	Virginia
Owens & Minor Medical, Inc.	Virginia
Barista Acquisition I, LLC	Virginia
Barista Acquisition II, LLC	Virginia
O&M Halyard, Inc.	Virginia